EXHIBIT 10.13
                                     FORM OF
                     REIMBURSEMENT AND ASSUMPTION AGREEMENT

     THIS REIMBURSEMENT AND ASSUMPTION AGREEMENT (the "Agreement"), is made, executed and delivered by and between American Medical Providers, Inc., a Delaware corporation ("AMP"), and Ankle & Foot Centers of America, LLC, a Delaware limited liability partnership ("AFC"), with respect to the reimbursement assumption by AMP of certain of AFC's obligations. By this instrument, AMP and AFC, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), agree as follows:

     1. ASSIGNMENT AND ASSUMPTION. AMP shall reimburse certain expenses, assume certain debt and perform and carry out all of the contracts, obligations and agreements of AFC all as set forth on Schedule A attached hereto at such time as AMP has consummated its initial public offering of securities.

     2.  GENERAL

     2.1 FURTHER ASSURANCES. AFC and AMP agree, each at its own expense, to perform all such further acts and execute and deliver all such further agreements, instruments and other documents as the other shall reasonably request to evidence more effectively the reimbursement and assumptions made by AMP under this Agreement.

     2.2 DISCLAIMER. All rights and interests created by this Agreement are exclusive to the parties to this Agreement, their successors and assigns. No right, title, interest or cause of action is created for or inures to the benefit of any other person or entity under this Agreement.

     2.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery, if delivered personally or faxed during normal business hours of the recipient, or three days after deposit in the U.S. Mail, postage prepaid, if mailed by registered or certified mail (return receipt requested) as follows:

     (a)  If to AMP, to:

          American Medical Providers, Inc.
          3555 Timmons Lane, Suite 1550
          Houston, TX 77027
          Telephone:  (713) 621-5500
          Facsimile:  (713) 621-4148

     (b)  If to AFC, to:

          Ankle & Foot Centers of America, LLC
          3555 Timmons Lane, Suite 1550
          Houston, TX 77027
          Telephone:  (713) 621-5500
          Facsimile:  (713) 621-4148

     2.4 SUCCESSORS IN INTEREST. This Agreement and all the provisions hereof shall be binding upon, and inure to the benefit of, the successors and assigns of the parties.

     2.5 GOVERNING LAW. This instrument shall be interpreted, construed and governed according to the laws of the State of Texas.

     2.6 COUNTERPARTS. This instrument may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be but one and the same instrument.

     2.7 FINAL AGREEMENT THIS INSTRUMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF AMP AND AFC WITH RESPECT TO AMP'S REIMBURSEMENT AND ASSUMPTION OF THE ITEMS LISTED IN SCHEDULE A ATTACHED HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS

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INTENDED BY AMP AND AFC AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS
AGREEMENT, AND NO COURSE OF DEALING BETWEEN AMP AND AFC, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS INSTRUMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN AMP AND AFC.

     2.8 OBLIGATIONS ABSOLUTE. AMP hereby agrees that its obligations under this Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of AMP: (a) the taking or accepting of collateral as security for any or all of the obligations listed in Schedule A or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the obligations listed in Schedule A; (b) any partial release of the liability of AMP hereunder, or the full or partial release of any other obligor or guarantor from liability for any or all of the obligations listed in Schedule A; (c) any disability of AFC, or the dissolution, insolvency, or bankruptcy of AFC, AMP, or any other party at any time liable for the payment of any or all of the obligations listed in Schedule A; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the obligations listed in Schedule A or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the obligations listed in Schedule A; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by AFC to AMP, or any other party ever liable for any or all of the obligations listed in Schedule A; (f) any neglect, delay, omission, failure, or refusal of any party to take or prosecute any action for the collection of any of the obligations listed in Schedule A or the foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the obligations listed in Schedule A; (g) the unenforceability or invalidity of any or all of the obligations listed in Schedule A or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the obligations listed in Schedule A; (h) any payment of AFC or any other party to any party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason any party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the obligations listed in Schedule A; (j) the non-perfection of any security interest or lien securing any or all of the obligations listed in Schedule A; (k) any impairment of any collateral security any or all of the obligations listed in Schedule A; (l) the failure of any party to sell any collateral securing any or all of the obligations listed in Schedule A in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of AFC; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of AFC or AMP.

     2.9 REPRESENTATIONS AND WARRANTIES. AMP represents and warrants as follows:

     (a) AMP is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations.

     (b) AMP has the corporate power and authority an legal right to execute, deliver, and perform its obligations under this Agreement and this Agreement constitutes the legal, valid, and binding obligation of AMP, enforceable against AMP in accordance with its respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

     (c) The execution, delivery, and performance by AMP of this Agreement has been duly authorized by all requisite action on the part of AMP and do not and will not violate or conflict with the articles of incorporation or bylaws of AMP or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of AMP

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pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which AMP or its properties is bound.

     (d) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by AMP of this Agreement or the validity or enforceability thereof.

     (e) The value of the consideration received and to be received by AFC as a result of AMP incurring the obligations listed in Schedule A and AMP executing and delivering this Agreement is reasonably worth at least as much as the liability and obligation of AMP hereunder, and such liability and obligation have benefited and may reasonably be expected to benefit AMP directly or indirectly.

     (f) AMP has, independently and without reliance upon any other party and based upon such documents and information as AMP has deemed appropriate, made its own analysis and decision to enter into this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of November , 1997.

                                          AMERICAN MEDICAL PROVIDERS, INC.
                                          a Delaware corporation
                                          By: __________________________________
                                            JACK N. MCCRARY, CHAIRMAN, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

                                          ANKLE AND FOOT CENTERS OF
                                          AMERICA LLP, a Delaware corporation
                                          By: __________________________________
                                             JACK N. MCCRARY, MANAGING DIRECTOR

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